UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2008

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officers

On December 11, 2008, the Board of Directors of NCI Building Systems, Inc. (“NCI”) approved the promotion of Richard W. Allen to Vice President of Finance and Corporate Controller of NCI, effective January 1, 2009. Mr. Allen, age 33, previously served as NCI’s Corporate Controller since January 2008 and, before that, as NCI’s Director of Corporate Accounting Services beginning in April 2007. Before joining NCI, Mr. Allen was employed by Deloitte & Touche LLP, an accounting, tax, and consulting firm, where he served as an Audit Senior Manager from 2004 to 2007 and Audit Manager from 2002 to 2004.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On December 11, 2008, NCI’s Board of Directors amended NCI’s By-laws to provide that no person may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 78. Prior to the amendment, the By-laws provided that no person who had surpassed the age of 73 could stand for election as director. The By-laws as amended are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
3.1	By-laws of NCI Building Systems, Inc., as amended December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President, General Counsel and Secretary

Dated: December 17, 2008

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